FILED
                                                       In the Office of the
                                                      Secretary of State of
                                                              Texas
                                                           JUL 22 2005
                                                       Corporations Section

                               ARTICLES OF MERGER

                                       of

                 MCKNIGHT ASSOCIATES, INC., a Texas corporation

                                      Into

                MCKNIGHT ASSOCIATES, INC., a Delaware corporation


      Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.

      An Agreement and Plan of Merger has been adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of McKnight Associates Inc., a Texas corporation, and McKnight Associates Inc., a Delaware corporation, and resulting in McKnight Associates Inc., a Delaware corporation being the surviving corporation.

      1. The names of the corporations participating in the merger and in the States under the laws of which they are respectively organized are as follows:

      Name of Corporation                        State
      -------------------------                  --------
      McKnight Associates, Inc.                  Texas
      McKnight Associates, Inc.                  Delaware


      2. The plan of merger was duly approved by the shareholders of each corporation by unanimous written consent.


      3. As to each of the undersigned corporations, the approval of whose shareholders is required, the number of shares outstanding are as follows:

         Names of Corporations                   Number of Shares Outstanding
         ---------------------                   ----------------------------
      McKnight Associates, Inc.,                       1,000
         a Texas corporation
      McKnight Associates, Inc.,                       1,000
         a Delaware corporation

      4. The certificate of incorporation of McKnight Associates, Inc., a Delaware corporation, shall remain in effect as the certificate of incorporation of the surviving corporation.

                                                              FILED
                                                       In the Office of the
                                                      Secretary of State of
                                                              Texas
                                                           JUL 22 2005
                                                       Corporations Section

      5. The executed agreement of merger is on file at the principal place of business of McKnight Associates, Inc., a Delaware corporation, located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936

      6. A copy of the agreement of merger will be furnished, on request and without cost, to any stockholder of any corporation a party to these Articles of Merger.

      7. As to each foreign corporation that is a party to the plan of merger, the approval of the plan of merger was duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents.

      8. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                                                              FILED
                                                       In the Office of the
                                                      Secretary of State of
                                                              Texas
                                                           JUL 22 2005
                                                       Corporations Section

Dated:  July 22, 2005.


                                    MCKNIGHT ASSOCIATES, INC.
                                    a Delaware corporation


                                    /s/  Scott Newman
                                    ------------------------------------------
                                    Scott Newman
                                    President and Chief Executive Officer


                                    MCKNIGHT ASSOCIATES, INC.
                                    a Texas corporation


                                    /s/  William McKnight
                                    ------------------------------------------
                                    William McKnight
                                    President